Exhibit 99.1

Koppers Holdings Inc.
436 Seventh Avenue Pittsburgh, PA 15219-1800
Tel 412-227-2001
News Release	www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President and Chief Financial Officer
412-227-2153
McCurrieBH@koppers.com

Koppers Holdings Inc. Reports Second Quarter 2010 Results

Sales increase 12% as CM&C business shows improvement

Net income increases to $16.1 million from $11.7 million

Second quarter EPS from continuing operations

increases 39% to $0.79 from $0.57

PITTSBURGH, August 5, 2010 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2010 second quarter.

Consolidated sales for the second quarter of 2010 were 12% higher than sales in the prior year quarter. Sales for Carbon Materials and Chemicals (CM&C) increased by 30%, or $47.5 million over the prior year quarter, which was partially offset by lower sales for Railroad and Utility Products (R&UP), which decreased nine percent, or $12.0 million. The increase in sales in CM&C was due to higher volumes for carbon materials and higher volumes and prices for coal tar chemicals. R&UP sales were lower due to lower volumes of untreated crossties, as reduced buying patterns by the Class I railroads in the first quarter due to unfavorable weather continued into the second quarter as some of the railroads have been reducing inventory levels.

Net income attributable to Koppers for the quarter ended June 30, 2010, was $16.1 million or $0.78 per share as compared to $11.7 million or $0.57 per share in the second quarter of 2009, due primarily to lower interest expense in 2010. Adjusted net income and adjusted diluted earnings per share were $16.3 million and $0.79 per share for the three months ended June 30, 2010, compared to $11.8 million and $0.57 per share in the second quarter of 2009. A reconciliation of net income to adjusted net income is attached to this press release.

Adjusted EBITDA for the quarter ended June 30, 2010, was $39.9 million compared to $39.4 million in the second quarter of 2009. Higher earnings for the CM&C business in the second quarter of 2010, due primarily to higher volumes for most products, were offset by lower results for the R&UP segment, as this business was negatively impacted by lower volumes for untreated railroad crossties for the Class I railroads. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Page 2 – Koppers Reports Second Quarter 2010 Results

Consolidated sales for the six months ended June 30, 2010 were 7% higher than sales in the prior year. Sales for Carbon Materials and Chemicals (CM&C) increased by 25%, or $75.3 million over the prior year, while sales for Railroad and Utility Products (R&UP) decreased 15%, or $38.2 million. The increase in sales in CM&C was due to higher volumes in all major product lines, while R&UP sales were lower than the prior year due to significantly lower sales of untreated crossties to the Class I railroads.

Net income attributable to Koppers for the six months ended June 30, 2010, was $23.4 million, or $1.13 per share as compared to net income attributable to Koppers of $15.8 million, or $0.77 per share in 2009, with the increase due primarily to lower interest expense in 2010. Adjusted net income and adjusted diluted earnings per share were $24.5 million and $1.19 per share for the six months ended June 30, 2010, compared to $16.3 million and $0.79 per share for the same period in 2009 after excluding after-tax charges of $0.9 million for 2010 and $0.2 million for 2009. A reconciliation of net income to adjusted net income is attached to this press release.

Adjusted EBITDA for the six months ended June 30, 2010, was $64.8 million compared to $64.2 million for the six months ended June 30, 2009, after excluding $0.4 million of charges in 2009. Year-to-date 2010 results were positively impacted by higher volumes for all major product lines for Carbon Materials and Chemicals, partially offset by lower profitability in Railroad and Utility Products due to a decrease in volumes of untreated crossties from the Class I railroads. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Commenting on the quarter, President and CEO Walter W. Turner said, “I am pleased that our global carbon materials and chemicals business has improved over the first half of 2009 despite the slow, uneven rebound in the global economy. Our railroad business, while down considerably from the first half of 2009, continues to improve despite difficult market conditions and reductions in untreated crosstie procurement orders from the Class I customer base. We are seeing the benefits of last year’s refinancing efforts in our bottom line, as interest expense is significantly reduced from last year and EPS has increased accordingly. We are also benefiting from actions taken to increase our market shares for carbon pitch, crossties and new petroleum pitch products.

When markets return to normal levels, we believe we will be in a strong position to capture additional volumes and improve profitability. Although we expect limited increases in aluminum production in 2010, we will continue to focus on increasing market share in growth markets and consolidating in mature markets, which will ultimately benefit us as aluminum production returns to its stronger growth rates.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, August 5, 2010, beginning at 11:00 a.m. EDT to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing (866) 225 8754 in the US/Canada or +1 (480) 629 9692 for International, Conference ID number 4320621. Investors are requested to access the call at least five minutes before the scheduled start time in order

Page 3 – Koppers Reports Second Quarter 2010 Results

to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at (800) 406 7325 or +1 (303) 590 3030, Conference ID number 4320621. The recording will be available for replay through August 19, 2010.

The live broadcast of Koppers conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=3171481. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com shortly after the live call and continuing through August 19, 2010.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, the Netherlands, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP”. For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Brian H. McCurrie at 412 227 2153 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Attachments

Page 4 – Koppers Reports Second Quarter 2010 Results

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales	$327.1	$291.6	$601.4	$564.3
Cost of sales (excluding items below)	272.3	238.5	506.0	472.4
Depreciation and amortization	7.0	6.3	13.4	12.3
Selling, general and administrative expenses	15.0	13.5	32.4	27.9

Operating profit	32.8	33.3	49.6	51.7
Other income (loss)	0.1	(0.2)	1.8	(0.2)
Interest expense	6.9	10.0	13.8	20.2

Income before income taxes	26.0	23.1	37.6	31.3
Income taxes	9.7	10.5	13.9	13.9

Income from continuing operations	16.3	12.6	23.7	17.4
Loss on sale of discontinued operations, net of tax	(0.2)	(0.1)	(0.2)	(0.3)

Net income	16.1	12.5	23.5	17.1
Net income attributable to noncontrolling interests	—	0.8	0.1	1.3

Net income attributable to Koppers	$16.1	$11.7	$23.4	$15.8

Earnings (loss) per common share:
Basic-
Continuing operations	$0.79	$0.57	$1.15	$0.78
Discontinued operations	(0.01)	—	(0.01)	(0.01)

Earnings per basic common share	$0.78	$0.57	$1.14	$0.77

Diluted-
Continuing operations	$0.79	$0.57	$1.14	$0.78
Discontinued operations	(0.01)	—	(0.01)	(0.01)

Earnings per diluted common share	$0.78	$0.57	$1.13	$0.77

Weighted average shares outstanding (in thousands):
Basic	20,558	20,445	20,516	20,437
Diluted	20,643	20,542	20,659	20,513
Dividends declared per common share	$0.22	$0.22	$0.44	$0.44

Page 5 – Koppers Reports Second Quarter 2010 Results

Koppers Holdings Inc.

Unaudited Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$18.1	$58.4
Short-term investments	—	4.4
Accounts receivable, net of allowance of $0.2 and $0.5	142.9	102.5
Income tax receivable	18.9	37.1
Inventories, net	153.7	152.7
Deferred tax assets	8.5	8.5
Other current assets	18.4	17.4

Total current assets	360.5	381.0
Equity in non-consolidated investments	4.7	4.7
Property, plant and equipment, net	149.6	149.3
Goodwill	66.4	61.6
Deferred tax assets	24.6	25.9
Other assets	26.1	21.9

Total assets	$631.9	$644.4

Liabilities
Accounts payable	$88.8	$67.3
Accrued liabilities	45.8	54.8
Dividends payable	5.1	9.5
Short-term debt and current portion of long-term debt	0.2	0.2

Total current liabilities	139.9	131.8
Long-term debt	309.7	335.1
Other long-term liabilities	118.6	122.7

Total liabilities	568.2	589.6
Commitments and contingencies
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,264,698 and 21,124,212 shares issued	0.2	0.2
Additional paid-in capital	135.1	127.2
Retained deficit	(23.1)	(37.3)
Accumulated other comprehensive loss	(34.6)	(22.7)
Treasury stock, at cost; 669,082 and 669,340 shares	(24.5)	(23.6)

Total Koppers stockholders’ equity	53.1	43.8

Noncontrolling interests	10.6	11.0

Total equity	$63.7	$54.8

Total liabilities and equity	$631.9	$644.4

Page 6 – Koppers Reports Second Quarter 2010 Results

Koppers Holdings Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009

Cash provided by (used in) operating activities:
Net income	$23.5	$17.1
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	13.4	13.2
(Gain) loss on sale of fixed assets	(1.3)	0.7
Deferred income taxes	0.7	(3.0)
Equity income, net of dividends received	—	0.9
Change in other liabilities	(2.4)	6.7
Non-cash interest expense	0.8	9.2
Stock-based compensation	1.8	2.2
Other	0.7	0.2
(Increase) decrease in working capital:
Accounts receivable	(35.7)	(1.5)
Inventories	0.6	34.6
Accounts payable	14.8	(19.3)
Accrued liabilities and other working capital	15.7	1.8

Net cash provided by operating activities	$32.6	$62.8

Cash provided by (used in) investing activities:
Capital expenditures	$(7.7)	$(6.8)
Acquisitions	(22.3)	$—
Net cash proceeds from divestitures and asset sales	1.7	(1.1)

Net cash used in investing activities	$(28.3)	$(7.9)

Cash provided by (used in) financing activities:
Borrowings of revolving credit	$96.4	$—
Repayments of revolving credit	(122.4)	—
Repayments of long-term debt	(0.1)	(0.1)
Repurchases of Common Stock	(0.9)	—
Payment of deferred financing costs	(0.4)	—
Dividends paid	(14.0)	(9.0)

Net cash used in financing activities	$(41.4)	$(9.1)

Effect of exchange rates on cash	(3.2)	1.1

Net increase (decrease) in cash and cash equivalents	$(40.3)	$46.9

Cash and cash equivalents at beginning of year	58.4	63.1

Cash and cash equivalents at end of period	$18.1	$110.0

Page 7 – Koppers Reports Second Quarter 2010 Results

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Dollars in millions)

Net sales:
Carbon Materials & Chemicals	$208.4	$160.9	$381.7	$306.4
Railroad & Utility Products	118.7	130.7	219.7	257.9

Total	$327.1	$291.6	$601.4	$564.3
Operating profit:
Carbon Materials & Chemicals	$21.4	$19.9	$32.1	$26.4
Railroad & Utility Products	11.9	14.1	18.6	26.4
Corporate	(0.5)	(0.7)	(1.1)	(1.1)

Total	$32.8	$33.3	$49.6	$51.7

Operating margin:
Carbon Materials & Chemicals	10.3%	12.4%	8.4%	8.6%
Railroad & Utility Products	10.0%	10.8%	8.5%	10.2%

Total	10.0%	11.4%	8.2%	9.2%
Adjusted operating profit (1):
Carbon Materials & Chemicals	$21.4	$19.9	$33.7	$26.4
Railroad & Utility Products	11.9	14.1	18.6	26.8
All Other	(0.5)	(0.7)	(1.1)	(1.1)

Total	$32.8	$33.3	$51.2	$52.1
Adjusted operating margin:
Carbon Materials & Chemicals	10.3%	12.4%	8.8%	8.6%
Railroad & Utility Products	10.0%	10.8%	8.5%	10.4%

Total	10.0%	11.4%	8.5%	9.2%

(1)	S,G&A for Carbon Materials & Chemicals for the six months ended June 30, 2010 includes $1.6 million of expensed acquisition costs. Cost of sales for Railroad & Utility Products for the six months ended June 30, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania.

Koppers believes that adjusted net income and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Page 8 – Koppers Reports Second Quarter 2010 Results

UNAUDITED RECONCILIATION OF NET INCOME AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income attributable to Koppers	$16.1	$11.7	$23.4	$15.8

Charges impacting pre-tax income (1)
Gain on sale of Thornton	—	—	(1.6)	—
Acquisition costs expensed (not deductible)	—	—	1.6	—
Co-generation plant outage	—	—	—	0.4

Total charges above impacting pre-tax income	—	—	—	0.4
Charges impacting net income, net of tax benefit	—	—	0.9	0.2

Adjusted net income including discontinued operations	$16.1	$11.7	$24.3	$16.0

Discontinued operations	0.2	0.1	0.2	0.3

Adjusted net income	$16.3	$11.8	$24.5	$16.3

(1)	S,G&A for the six months ended June 30, 2010 includes $1.6 million for expensed acquisition costs, and Other income for the six months ended June 30, 2010 includes $1.6 million for the gain on sale of our wood treating facility in Thornton, NSW, Australia. Cost of sales for the six months ended June 30, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND ADJUSTED

DILUTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income attributable to Koppers	$16.1	$11.7	$23.4	$15.8

Adjusted net income including discontinued operations (from above)	$16.1	$11.7	$24.3	$16.0

Adjusted net income (from above)	$16.3	$11.8	$24.5	$16.3

Denominator for diluted earnings per share (000s)	20,643	20,542	20,659	20,513

Earnings per share:
Diluted earnings per share	$0.78	$0.57	$1.13	$0.77
Adjusted diluted earnings per share including discontinued operations	$0.78	$0.57	$1.18	$0.78
Adjusted diluted earnings per share	$0.79	$0.57	$1.19	$0.79

Page 9 – Koppers Reports Second Quarter 2010 Results

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income	$16.1	$12.5	$23.5	$17.1
Interest expense including refinancing costs	6.9	10.0	13.8	20.2
Depreciation and amortization	7.0	6.3	13.4	12.3
Income tax provision	9.7	10.5	13.9	13.9
Discontinued operations	0.2	0.1	0.2	0.3

EBITDA with noncontrolling interests	39.9	39.4	64.8	63.8

Unusual items impacting net income (1)
Gain on sale of Thornton	—	—	(1.6)	—
Acquisition costs expensed	—	—	1.6	—
Co-generation plant outage	—	—	—	0.4

Adjusted EBITDA	$39.9	$39.4	$64.8	$64.2

(1)	S,G&A for the six months ended June 30, 2010 includes $1.6 million for expensed acquisition costs, and Other income for the six months ended June 30, 2010 includes $1.6 million for the gain on sale of our wood treating facility in Thornton, NSW, Australia. Cost of sales for the six months ended June 30, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania.